Exhibit 16.1

June 28, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, DC

20549  USA

Dear Sirs:

RE:

TOMBSTONE EXPLORATION CORPORATION

(FORMERLY PURE CAPITAL INCORPORATED)

We are the former independent auditors for Tombstone Exploration Corporation (formerly Pure Capital Incorporated) (a development stage company) (the “Company”) and, as of June 27, 2007, our appointment as principal accountants was terminated.  We have read the Company’s Current Report on Form 6-K, which the Company expects to file with the Securities and Exchange Commission on or around June 28, 2007, and are in agreement with the statements contained therein, insofar only as they relate to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Morgan & Company

“Morgan & Company”

Chartered Accountants

Tel: (604) 687-5841	MEMBER OF	P.O. Box 10007 Pacific Centre
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www.morgan-cas.com		Vancouver, B.C. V7Y 1A1